Exhibit 10.1

EXECUTION VERSION

MERGER TERMINATION AGREEMENT

This MERGER TERMINATION AGREEMENT (this “Agreement”), dated as of March 4, 2018, is by and among Ultra Electronics Holdings plc, a company organized under the Laws of England and Wales (“Parent”), Ultra Electronics Aneira Inc., an Ohio corporation and an indirect wholly-owned Subsidiary of Parent (“Merger Sub”), and Sparton Corporation, an Ohio corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”). Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Parties entered into an Agreement and Plan of Merger, dated as of July 7, 2017 (the “Merger Agreement”);

WHEREAS, on January 30, 2018, the Parties agreed to extend the Termination Date to March 31, 2018 pursuant to Section 7.01(b)(i)(x) of the Merger Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.    Termination of Merger Agreement. Pursuant to Section 7.01(a) of the Merger Agreement, the Parties hereby agree that the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered into pursuant thereto (collectively, with the Merger Agreement, the “Transaction Documents”), are hereby terminated effective immediately as of the date hereof (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents, including Section 7.02 of the Merger Agreement, the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”).

2.    Mutual Release. Each Party, on behalf of itself and, to the extent permitted by law, its affiliates, subsidiaries, directors, officers, stockholders, employees, agents, financial and legal advisors and other representatives, and the successors and assigns of each of them (each, a “Releasing Party”), hereby fully, finally and forever releases each other Party and each of their respective affiliates, subsidiaries, directors, officers, stockholders, employees, agents, financial and legal advisors and other representatives, and the successors and assigns of each of them (each, a “Releasee”), from any and all liabilities and obligations, claims, causes of action and suits, at law or in equity, whether now known or unknown, whether arising under any United States federal, state or local Law or any foreign Law or otherwise, that any Releasing Party has or has had arising out of, relating to, or in connection with any of the Transaction Documents (other than (i) the Confidentiality Agreement and (ii) the Joint Defense and Confidentiality Agreement, dated August 3, 2017, by and among the attorneys signatory thereto (the “JDA”)) and the transactions contemplated thereby, including, without limitation, any liability or obligation arising out of any breach of any representation, warranty, covenant or agreement contained in the Merger Agreement or liability of obligation for payment of the Termination Fee or Parent Termination Fee; provided that nothing in this Section 2 shall impair (i) the survival and full force of the terms of the Confidentiality Agreement and the JDA, or (ii) any rights or obligations of the Parties under this Agreement.

3.    Survival of Confidentiality Agreement and JDA. Notwithstanding anything set forth in Section 1 of this Agreement to the contrary, the provisions of the Confidentiality Agreement and the JDA shall survive and remain in full force and effect in accordance with their respective terms.

4.    Representations and Warranties. Each Party represents and warrants to the other that: (i) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this Agreement and the actions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of such Party; and (iii) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as that enforceability may be (A) limited by any applicable bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and (B) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

5.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Law and judicial decisions of the State of Ohio applicable to agreements executed and performed entirely within such State, regardless of the Law that might otherwise govern under applicable principles of conflicts of Law thereof.

6.    Consent to Jurisdiction. Each of the Parties irrevocably (i) submits itself to the personal jurisdiction of the state and federal courts located in Cleveland, Ohio and any appellate court therefrom, in connection with any matter based upon or arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the state and federal courts located in Cleveland, Ohio and (iv) consents to service being made through the notice procedures set forth in Section 8.04 of the Merger Agreement; provided, that nothing in this Section 6 shall affect the right of any party to serve legal process in any other manner permitted by Law. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.04 of the Merger Agreement shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated by this Agreement. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 6, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the Proceeding in any such court is brought in an inconvenient forum, that the venue of such Proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which any Party is entitled solely in connection with this Agreement and pursuant to both a proper Proceeding and the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Ohio and of the United States of America; provided, however, that each such Party’s consent to jurisdiction and service contained in this Section 6 is solely for the purpose referred to in this Section 6 and shall not be deemed to be a general submission to said courts or in the State of Ohio other than for such purpose.

7.    Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that each Party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Each of the Parties further agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) the other Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.    Miscellaneous.

(a)    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)    Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Entity or under any Law, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

(c)    Except for the provisions of Section 2, with respect to which each Releasee is an expressly intended third-party beneficiary thereof in accordance with the terms and conditions of this Agreement, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement or impose on any Person other than the Parties any obligations.

(d)    This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

(e)    Any amendment, modification or waiver of any provision of this Agreement, or any consent to departure from the terms of this Agreement, shall not be binding unless in writing and signed by the Party or Parties against whom such amendment, modification, waiver or consent is sought to be enforced.

(f)    If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable legal expenses, including all court costs, arbitration fees and actual attorneys’ fees, paid or incurred in good faith.

(g)    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment in contravention of this Agreement is null and void and of no effect. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder.

(h)    This Agreement may be executed in one or more counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF), each of which shall be deemed an original to the Parties), and by the different Parties in separate counterparts, each of which when executed shall be deemed an original but all of which taken together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties, acting through their respective duly authorized officers, have executed this Agreement as of the date first above written.

ULTRA ELECTRONICS HOLDINGS PLC

By:	/s/ Douglas Caster
Name:	Douglas Caster
Title:	Executive Chairman

ULTRA ELECTRONICS ANEIRA INC.

By:	/s/ Thomas Link
Name:	Thomas Link
Title:	Treasurer

SPARTON CORPORATION

By:	/s/ Joseph J. Hartnett
Name:	Joseph J. Hartnett
Title:	Interim President and CEO

[Signature Page to Merger Termination Agreement]